IGI Enhances Cybersecurity Offerings through Agreement with Technology Distribution Leader SYNNEX Corporation

IGI’s Cybersecurity Solution, Nodeware™, and IGI Cybersecurity Services are now sold through Fortune 200 Technology Distributor, SYNNEX

PITTSFORD, N.Y., October 1, 2019 — Infinite Group, Inc. “IGI” (OTCBB:IMCI), announces a distribution agreement with SYNNEX Corporation (NYSE: SNX), a leading business process services company, to bring Nodeware™ and IGI’s full suite of cybersecurity services to the SYNNEX reseller channel in the U.S. and Canada. SYNNEX resellers can now offer IGI services and Nodeware to their customer base, helping them to improve their security posture and reduce their cyber risk.

“SYNNEX is at the forefront of technology distribution and has a fast-growing channel of partners that are focused on cybersecurity,” said Andrew Hoyen, COO of IGI. “Our partnership with SYNNEX is a perfect fit.”

“SYNNEX brings cutting-edge technology solutions to the IT market from some of the world’s leading and emerging manufacturers,” said Scott Young, Vice President, Product Management, SYNNEX Corporation. “The addition of IGI’s cybersecurity solutions along with its full suite of services greatly enhances the array of solutions our partners can offer in this critical market segment.”

IGI penned a deal with SYNNEX to distribute its vulnerability management solution, Nodeware, then quickly grew the partnership to offer its full suite of cybersecurity services. IGI services available through SYNNEX include Virtual CISO, Penetration Testing, Incident Response, Compliance Readiness, Social Engineering, Vulnerability Assessment and customized Managed Security packages.

IGI is also a member of SYNNEX’ Cloud, IoT, and Mobility group, SYNNEX Stellr™, as well as the Security, Networking, and UCC group. As part of these programs, IGI reaches distinct groups of resellers through nationwide events, newsletters, and other ventures with the SYNNEX marketing team. IGI is participating in a number of events across the country in order to educate the SYNNEX community of resellers on IGI’s offerings and the role of cybersecurity in the channel.

To learn more about IGI services or the Nodeware Vulnerability Management Solution, visit igius.com and nodeware.com and follow us on social media. For more information through SYNNEX Corporation, contact strategicprocurement@synnex.com.

Contact

Megan Brandow mbrandow@igius.com (585) 485-5756

About IGI

Headquartered in Pittsford, NY with a workforce spanning across the United States, IGI works with organizations on all levels of IT security. Through the company’s evolution from 1986 to today, we have continued to build on our strong foundation of securing information, systems, and technologies to become a leader in the cybersecurity field. Learn more at igius.com and nodeware.com.

About SYNNEX Corporation

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services focused on customer engagement, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe.  Additional information about SYNNEX may be found online at synnex.com.

©2019 Infinite Group, Inc. All rights reserved. Nodeware is a trademark of Infinite Group, Inc. All other products or services are trademarks of their respective owners.

 Safe Harbor Statement

Statements in this news release that are forward-looking, such as features and capabilities of products and services, security product offering expansion, technology trends, and general success of collaborations, involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release.  The Company assumes no obligation to update any forward-looking statements contained in this release.

Copyright 2019 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, STELLR, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, STELLR, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

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©2019 Infinite Group, Inc. All rights reserved. Nodeware is a trademark of Infinite Group, Inc. All other products or services are trademarks of their respective owners.